Exhibit 3.1

AMERICAN HOMES 4 RENT

AMENDED & RESTATED BYLAWS

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AMERICAN HOMES 4 RENT

AMENDED & RESTATED BYLAWS

ARTICLE I

OFFICES

Section 1.    Principal Office.

The principal office of American Homes 4 Rent, (the “Trust”), in the State of Maryland shall be located at such place as the board of trustees of the Trust (the “Board of Trustees”) may designate.

Section 2.    Additional Offices.

The Trust may have additional offices, including a principal executive office, at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.    Place.

All meetings of shareholders shall be held at the principal executive office of the Trust or at such other place as shall be set in accordance with these Bylaws and stated in the notice of the meeting. If authorized by the Board of Trustees, and subject to applicable provisions of Maryland law and any guidelines and procedures that the Board of Trustees may adopt, shareholders not physically present in person or by proxy at a meeting of shareholders may, by electronic transmission by and to the Trust including by electronic video screen, participate in a meeting of shareholders, be deemed present in person or by proxy, and vote at a meeting of shareholders whether that meeting is to be held at a designated place or in whole or in part by means of electronic transmission by and to the Trust or by electronic video screen communication.

Section 2.    Annual Meeting.

An annual meeting of shareholders for the election of trustees and the transaction of any business within the powers of the Trust shall be held on the date and at the time and place set by the Board of Trustees.

Section 3.    Special Meetings.

(a)    General. Each of the Chairman of the Board of Trustees, the Chief Executive Officer, the President and the Board of Trustees may call a special meeting of shareholders. Except as provided in subsection (b)(4) of this Section 3, a special meeting of shareholders shall be held on the date and at the time and place set by whoever has called the meeting. Subject to subsection (b) of this Section 3, a special meeting of shareholders shall also be called by the Secretary to act on any matter that may properly be considered at a special meeting of shareholders upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

(b)    Shareholder-Requested Special Meetings. (1) Any shareholder of record seeking to have shareholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) at the principal executive office of the Trust by registered mail, return receipt requested, request the Board of Trustees to fix a record date to determine the shareholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more shareholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such shareholder (or such agent) and shall set forth all information relating to each such shareholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of trustees in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation l4A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Trustees may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Trustees. If the Board of Trustees, within ten (10) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth (10th) day after the first date on which a Record Date Request Notice is received by the Secretary.

(1)    In order for any shareholder to request a special meeting to act on any matter that may properly be considered at a special meeting of shareholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by shareholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the Secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (b) bear the date of signature of each such shareholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Trust’s books, of each shareholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of the Trust which are owned (beneficially or of record) by each such shareholder and (iii) the nominee holder for, and number of, shares of the Trust owned beneficially but not of record by such shareholder, (d) be sent to the Secretary by registered mail, return receipt requested, and (e) be received by the Secretary within sixty (60) days after the Request Record Date. Any requesting shareholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

(2)    The Secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Trust’s proxy materials). The Secretary shall not be required to call a special meeting upon shareholder request and such meeting shall not be held unless, in addition to the documents required by this Section 3(b), the Secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(3)    In the case of any special meeting called by the Secretary upon the request of shareholders (a “Shareholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Trustees; provided, however, that the date of any Shareholder-Requested Meeting shall be not more than ninety (90) days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Trustees fails to designate, within ten (10) days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Shareholder-Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the ninetieth (90th) day after the Meeting Record Date or, if such ninetieth (90th) day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Trustees fails to designate a place for a Shareholder-Requested Meeting within ten (10) days after the Delivery Date, then such meeting shall be held at the principal executive office of the Trust. In fixing a date for a Shareholder-Requested Meeting, the Board of Trustees may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Trustees to call an annual meeting or a special meeting. In the case of any Shareholder-Requested Meeting, if the Board of Trustees fails to fix a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business on the thirtieth (30th) day after the Delivery Date shall be the Meeting Record Date. The Board of Trustees may revoke the notice for any Shareholder-Requested Meeting in the event that the requesting shareholders fail to comply with the provisions of this Section 3(b).

(4)    If written revocations of the Special Meeting Request have been delivered to the Secretary and the result is that shareholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the Secretary: (i) if the notice of meeting has not already been delivered, the Secretary shall refrain from delivering the notice of the meeting and send to all requesting shareholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the Secretary first sends to all requesting shareholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Trust’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the Secretary may revoke the notice of the meeting at any time before ten (10) days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(5)    The Chairman of the Board of Trustees, the Chief Executive Officer, the President or the Board of Trustees may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the Secretary until the earlier of (i) five (5) Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Trust that the valid requests received by the Secretary represent, as of the Request Record Date, shareholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Trust or any shareholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(6)    For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 4.    Notice.

Not less than ten (10) nor more than ninety (90) days before each meeting of shareholders, the Secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such shareholder personally, by leaving it at the shareholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the records of the Trust, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions. The Trust may give a single notice to all shareholders who share an address, which single notice shall be effective as to any shareholder at such address, unless such shareholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more shareholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Subject to Section 11(a) of this Article II, any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice. The Trust may postpone or cancel a meeting of shareholders by making a public announcement (as defined in Section 11(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 5.    Organization and Conduct.

Every meeting of shareholders shall be conducted by an individual appointed by the Board of Trustees to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the Chairman of the Board of Trustees or, in the case of a vacancy in the office or absence of the Chairman of the Board of Trustees, by one of the following officers present at the meeting in the following order: the Vice Chairman of the Board of Trustees, if there is one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority, the Secretary, or, in the absence of such officers, a chairman chosen by the shareholders by the vote of a majority of the votes cast by shareholders present in person or by proxy. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or, in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board of Trustees or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the Secretary presides at a meeting of shareholders, an Assistant Secretary, or, in the absence of all Assistant Secretaries, an individual appointed by the Board of Trustees or the chairman of the meeting, shall record the minutes of the meeting.

The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the shareholders, are appropriate for the proper conduct of the meeting, including, without limitation: (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6.    Quorum.

At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the declaration of trust of the Trust (the “Declaration of Trust”) for the vote necessary for the approval of any matter. If, however, such quorum is not established at any meeting of the shareholders, the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than one hundred twenty (120) days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough shareholders to leave fewer than would be required to establish a quorum.

Section 7.    Voting.

Except as provided in these Bylaws or as otherwise required by law or the Declaration of Trust, each Trustee shall be elected by the vote of a majority of the votes cast with respect to the Trustee at any meeting for the election of Trustees at which a quorum is present, provided that if, as of the business day preceding the date the Trust first mails its notice of meeting for such meeting to the shareholders or at any time thereafter, the number of persons lawfully nominated exceeds the number of Trustees to be elected, the Trustees shall be elected by the vote of a plurality of the votes cast at the meeting at which a quorum is present. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless a higher vote is required herein or by statute or by the Declaration of Trust. For purposes of this Section, in the context of the election of Trustees, a majority of the votes cast means that the number of shares voted “for” a Trustee must exceed 50% of the votes cast with respect to that Trustee. Unless otherwise provided in the Declaration of Trust, each outstanding share entitled to vote, regardless of class, shall be entitled to one vote on all matters presented to shareholders for a vote.

Section 8.    Proxies.

A holder of record of shares of the Trust may cast votes in person or by proxy executed by the shareholder or by the shareholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary before or at the meeting. No proxy shall be valid more than eleven months after its date, unless otherwise provided in the proxy. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Trustees.

Section 9.    Voting of Shares By Certain Holders.

Shares of the Trust registered in the name of a corporation, partnership, trust, limited liability company or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner, trustee or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or fiduciary may vote shares registered in the name of such person in the capacity of such trustee or fiduciary, either in person or by proxy.

Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Board of Trustees considers necessary or desirable. On receipt by the Trust of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified shares in place of the shareholder who makes the certification.

Section 10.    Inspectors.

The Board of Trustees or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. Except as otherwise provided by the chairman of the meeting, the inspectors, if any, shall (i) determine the number of shares represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11.    Advance Notice of Nominees for Trustee and Other Shareholder Proposals.

(a)    Annual Meetings of Shareholders.

(1)    Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Trust’s notice of meeting, (ii) by or at the direction of the Board of Trustees or (iii) by any shareholder of the Trust who was a shareholder of record both at the time of giving of notice by the shareholder as provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 11(a).

(2)    For any nomination or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the shareholder must have given timely notice thereof in writing to the Secretary and any such other business must otherwise be a proper matter for action by the shareholders. To be timely, a shareholder’s notice shall set forth all information required under this Section 11 and shall be delivered to the Secretary at the principal executive office of the Trust not earlier than the one hundred fiftieth (150th) day nor later than 5:00 p.m., Pacific Standard Time, on the one hundred twentieth (120th) day prior to the first (1st) anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the date of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the one hundred fiftieth (150th) day prior to the date of such annual meeting and not later than 5:00 p.m., Pacific Standard Time, on the later of the one hundred twentieth (120th) day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period or extend any time period for the giving of a shareholder’s notice as described above. The number of nominees a shareholder may nominate for election to the Board of Trustees at the annual meeting shall not exceed the number of trustees to be elected at such annual meeting, and for the avoidance of doubt, no shareholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 11(a)(2).

(3)    A shareholder’s notice described in paragraph (a)(2) of this Section 11 shall set forth:

(i)    As to each individual whom the shareholder proposes to nominate for election or reelection as a trustee (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act.

(ii)    As to any other business that the shareholder proposes to bring before the meeting, a description of such business, the shareholder’s reasons for proposing such business at the meeting and any material interest in such business of such shareholder or any Shareholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the shareholder or the Shareholder Associated Person therefrom.

(iii)    As to the shareholder giving the notice, any Proposed Nominee and any Shareholder Associated Person: (A) the class, series and number of all shares or other securities of the Trust or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such shareholder, Proposed Nominee or Shareholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such shares or other security) in any Company Securities of any such person; (B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such shareholder, Proposed Nominee or Shareholder Associated Person; (C) whether and the extent to which such shareholder, Proposed Nominee or Shareholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities for such shareholder, Proposed Nominee or Shareholder Associated Person or (II) increase or decrease the voting power of such shareholder, Proposed Nominee or Shareholder Associated Person in the

Trust or any affiliate thereof disproportionately to such person’s economic interest in the Company Securities; and (D) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Trust), by security holdings or otherwise, of such shareholder, Proposed Nominee or Shareholder Associated Person, in the Trust or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such shareholder, Proposed Nominee or Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series.

(iv)    As to the shareholder giving the notice, any Shareholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 11(a) and any Proposed Nominee: (A) the name and address of such shareholder, as they appear on the Trust’s share ledger, and the current name and business address, if different, of each such Shareholder Associated Person and any Proposed Nominee; and (B) the investment strategy or objective, if any, of such shareholder and each such Shareholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder and each such Shareholder Associated Person.

(v)    To the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a trustee or the proposal of other business on the date of such shareholder’s notice.

(vi)    A representation as to whether the shareholder giving the notice or Shareholder Associated Person intends, or is part of a group (whether at, below or above 5% in beneficial ownership) that intends, to (A) deliver a proxy statement and/or form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 under the Exchange Act) of at least the percentage of the Trust’s outstanding capital stock that is required to approve or adopt the proposal or elect the nominee, (B) otherwise solicit proxies from shareholders in support of such nomination or proposal, and/or (C) solicit proxies in support of trustee nominees other than the Trust’s nominees in accordance with Rule 14a-19 under the Exchange Act, including by soliciting the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of trustees.

(4)    Such shareholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Trust in connection with service or action as a trustee that has not been disclosed to the Trust, (b) consents to being named as a nominee in any proxy statement and any associated proxy card for the Trust’s next meeting of shareholders for the election of trustees and will serve as a trustee of the Trust if elected, and (c) will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Trust ; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Trust, upon request, to the shareholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange or over-the-counter market).

(5)    Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event that the number of trustees to be elected to the Board of Trustees is increased effective after the time period for which nominations would otherwise be due under Section 11(a)(2) of this Article II and there is no public announcement of such action at least one hundred thirty (130) days prior to the first (1st) anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the preceding year’s annual meeting, a shareholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Trust not later than 5:00 p.m., Pacific Standard Time, on the tenth (10th) day following the day on which such public announcement is first made by the Trust.

(6)    For purposes of this Section 11, “Shareholder Associated Person” of any shareholder shall mean (i) any person acting in concert with such shareholder, (ii) any beneficial owner of shares of the Trust owned of record or beneficially by such shareholder (other than a shareholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such shareholder or such Shareholder Associated Person.

(b)    Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of individuals for election to the Board of Trustees may be made at a special meeting of shareholders at which trustees are to be elected only (i) by or at the direction of the Board of Trustees or (ii) provided that the special meeting has been called in accordance with Section 3(a) of this Article II for the purpose of electing trustees, by any shareholder of the Trust who is a shareholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11. In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more individuals to the Board of Trustees, any shareholder may nominate an individual or individuals (as the case may be) for election as a trustee as specified in the Trust’s notice of meeting, if (i) the shareholder’s notice, containing the information required by paragraph (a)(3) and (4) of this Section 11, is delivered to the Secretary at the principal executive office of the Trust not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than 5:00 p.m., Pacific Standard Time, on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting and (ii) the shareholder otherwise complies in all respects with the requirements of Section 14 of the Exchange Act, including, without limitation, the requirements of Rule 14a-19 (as such rule and regulation may be amended from time to time by the SEC) including any SEC staff interpretations related thereto). The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period or extend any time period for the giving of a shareholder’s notice as described above. The number of nominees a shareholder may nominate for election to the Board of Trustees at the special meeting shall not exceed the number of trustees to be elected at such special meeting, and for the avoidance of doubt, no shareholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 11(b).

(c)    General.

(1)     If information submitted pursuant to this Section 11 by any shareholder proposing a nominee for election as a trustee or any proposal for other business at a meeting of shareholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11. Any such shareholder shall notify the Trust of any inaccuracy or change in any such information or if its intention to comply with Rule 14a-19 of the Exchange Act has changed (in each case within two (2) Business Days of becoming aware of such inaccuracy or change). A shareholder shall further update and supplement its notice of any nominee for election as a trustee or any proposal for other business to be brought before a meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11 shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten (10) Business Days prior to the meeting or any adjournment, recess or postponement thereof. Such update and supplement shall be delivered in writing to the Secretary at the principal executive office of the Trust not later than three (3) Business Days after the later of the record date or the date notice of the record date is first publicly announced (in the case of the update and supplement required to be made as of the record date for the meeting) and not later than seven (7) Business Days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the meeting), or any adjournment, recess or postponement thereof (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment, recess or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 11(c)(1) or any other section of these Bylaws shall not limit the Trust’s rights with respect to any deficiencies in any shareholder’s notice, extend any applicable deadlines under these Bylaws or enable or be deemed to permit a shareholder who has previously submitted a shareholder’s notice under these Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of shareholders. Upon written request by the secretary or the Board of Trustees, any such shareholder shall provide, within five (5) Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Trustees or any authorized officer of the Trust, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 11, and (B) a written update of any information (including, if requested by the Trust, written confirmation by such shareholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the shareholder pursuant to this Section 11 as of an earlier date. If a shareholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11.

(2)    Except as otherwise provided in any applicable rule or regulation promulgated under the Exchange Act, only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by shareholders as trustees, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with this Section 11. The chairman of the meeting (and, in advance of any meeting of shareholders, the Board of Trustees) shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11 and, if any nomination or other business proposed to be brought before the meeting was not made or proposed, as the case may be, in compliance with this Section 11, to declare that such defective nomination or proposal, and any proxies or votes solicited for such nomination or proposal, be disregarded, notwithstanding that such nomination or proposal is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the Trust.

(3)    For purposes of this Section 11, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission (the “SEC”) from time to time. “Public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Trust with the SEC pursuant to the Exchange Act.

(4)    Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of state and federal law, including the Exchange Act and the rules and regulations thereunder, with respect to the matters set forth in this Section 11; provided however, that any references in these Bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 11 (including paragraphs (a)(1)(iii) and (b) hereof), and compliance with paragraphs (a)(1)(iii) and (b) of this Section 11 shall be the exclusive means for a shareholder to make nominations and compliance with paragraph (a)(1)(iii) of this Section 11 shall be the exclusive means for a shareholder to submit other business (other than business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act). Nothing in this Section 11 shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Trust’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, or (ii) of the holders of any series of preferred shares if and to the extent provided for under law, the Declaration of Trust or these Bylaws.

(5)    Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the chairman of the meeting, if the shareholder giving notice as provided for in this Section 11 does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a trustee or the proposed business, as applicable, such nomination or proposal, and any proxies or votes solicited for such nomination or proposal, shall be disregarded, notwithstanding that such nomination or proposal is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the Trust.

(6)    Without limiting the other provisions and requirements of this Section 11, unless otherwise required by law, if any shareholder (a) provides notice pursuant to Rule 14a-19(b) under the Exchange Act or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such person (it being understood that such notice or filing shall be in addition to, and not in lieu of, the notices required under these Bylaws) and (b) subsequently notifies the Trust that it no longer intends to comply with Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, fails to comply with the requirements of Rule 14a-19 under the Exchange Act, or fails to timely provide reasonable evidence sufficient to satisfy the Trust that such shareholder has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence, then the nomination of each such proposed nominee shall be disregarded, notwithstanding that such nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Trust (which proxies shall be disregarded). If any shareholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such person, such shareholder shall deliver to the Trust, no later than five (5) Business Days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

Section 12.    Voting by Ballot.

Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot.

Section 13.    Informal Action by Shareholders.

Subject to the notice provisions of Article II, Section 4, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent which sets forth the action is given in writing or by electronic transmission by shareholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of the shareholders, if the Trust gives notice of the action taken not later than 10 days after the effective date of the action to all shareholders and files such consents with the records of the shareholders meetings.

Section 14.    Control Share Acquisition Act.

Notwithstanding any other provision of the Declaration of Trust or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) shall not apply to any acquisition by any person of shares of the Trust. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III

TRUSTEES

Section 1.    General Powers.

The business and affairs of the Trust shall be managed under the direction of its Board of Trustees.

Section 2.    Number, Tenure and Resignation.

At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Trustees may establish, increase or decrease the number of trustees, provided that the number thereof shall never be less than two (2) nor more than fifteen (15), and further provided that the tenure of office of a trustee shall not be affected by any decrease in the number of trustees. Any trustee of the Trust may resign at any time by delivering his or her resignation to the Board of Trustees, the Chairman of the Board of Trustees or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3.    Annual and Regular Meetings.

An annual meeting of the Board of Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Trustees. The Board of Trustees may provide, by resolution, the time and place for the holding of regular meetings of the Board of Trustees without other notice than such resolution.

Section 4.    Special Meetings.

Special meetings of the Board of Trustees may be called by or at the request of the Chairman of the Board of Trustees, the Chief Executive Officer, the President or a majority of the trustees then in office. The person or persons authorized to call special meetings of the Board of Trustees may fix any place as the place for holding any special meeting of the Board of Trustees called by them. The Board of Trustees may provide, by resolution, the time and place for the holding of special meetings of the Board of Trustees without other notice than such resolution.

Section 5.    Notice.

Notice of any special meeting of the Board of Trustees shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each trustee at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least twenty four (24) hours prior to the meeting. Notice by United States mail shall be given at least three (3) days prior to the meeting. Notice by courier shall be given at least two (2) days prior to the meeting. Telephone notice shall be deemed to be given when the trustee or his or her agent is personally given such notice in a telephone call to which the trustee or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the trustee. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Trust by the trustee and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6.    Quorum.

A majority of the trustees shall constitute a quorum for transaction of business at any meeting of the Board of Trustees, provided that, if less than a majority of such trustees is present at such meeting, a majority of the trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Declaration of Trust or these Bylaws, the vote of a majority or other percentage of a particular group of trustees is required for action, a quorum must also include a majority or such other percentage of such group.

The trustees present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough trustees to leave fewer than required to establish a quorum.

Section 7.    Voting.

The action of a majority of the trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws. If enough trustees have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of trustees necessary to constitute a quorum at such meeting shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws.

Section 8.    Organization.

At each meeting of the Board of Trustees, the Chairman of the Board of Trustees or, in the absence of the chairman, the Vice Chairman of the Board of Trustees, if any, shall act as chairman of the meeting. In the absence of both the Chairman and Vice Chairman of the Board of Trustees, the Chief Executive Officer or, in the absence of the Chief Executive Officer, the President or, in the absence of the President, a trustee chosen by a majority of the trustees present, shall act as chairman of the meeting. The Secretary or, in his or her absence, an Assistant Secretary, or, in the absence of the Secretary and all Assistant Secretaries, an individual appointed by the Chairman, shall act as secretary of the meeting.

Section 9.    Telephone Meetings.

Trustees may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 10.    Consent by Trustees Without a Meeting.

Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each trustee and is filed with the minutes of proceedings of the Board of Trustees.

Section 11.    Vacancies.

If for any reason any or all the trustees cease to be trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining trustees hereunder. Except as may be provided by the Board of Trustees in setting the terms of any class or series of preferred shares, any vacancy on the Board of Trustees may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any trustee elected to fill a vacancy shall serve for the remainder of the full term of the trusteeship in which the vacancy occurred and until a successor is elected and qualifies.

Section 12.    Compensation.

Trustees shall not receive any stated salary for their services as trustees but, by resolution of the Board of Trustees, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Trust and for any service or activity they performed or engaged in as trustees. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Trustees or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as trustees; but nothing herein contained shall be construed to preclude any trustees from serving the Trust in any other capacity and receiving compensation therefor.

Section 13.    Reliance.

Each trustee and officer of the Trust shall, in the performance of his or her duties with respect to the Trust, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Trust whom the trustee or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the trustee or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a trustee, by a committee of the Board of Trustees on which the trustee does not serve, as to a matter within its designated authority, if the trustee reasonably believes the committee to merit confidence.

Section 14.    Certain Rights of Trustees and Officers.

A trustee who is not also an officer of the Trust shall have no responsibility to devote his or her full time to the affairs of the Trust. Any trustee or officer, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Trust.

Section 15.    Ratification.

The Board of Trustees or the shareholders may ratify and make binding on the Trust any action or inaction by the Trust or its officers to the extent that the Board of Trustees or the shareholders could have originally authorized the matter. Moreover, any action or inaction questioned in any shareholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a trustee, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Trustees or by the shareholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Trust and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 16.    Emergency Provisions.

Notwithstanding any other provision in the Declaration of Trust or these Bylaws, this Section 16 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Trustees under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Trustees, (i) a meeting of the Board of Trustees or a committee thereof may be called by any trustee or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Trustees during such an Emergency may be given less than twenty-four (24) hours prior to the meeting to as many trustees and by such means as may be feasible at the time, including publication, television or radio, and (iii) the number of trustees necessary to constitute a quorum shall be one-third of the entire Board of Trustees.

ARTICLE IV

COMMITTEES

Section 1.    Number, Tenure and Qualifications.

The Board of Trustees may appoint from among its members an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and other committees, composed of one or more trustees, to serve at the pleasure of the Board of Trustees. The exact composition of each committee, including the total number of trustees and the number of independent trustees on each such committee, shall at all times comply with the listing requirements and rules and regulations of the New York Stock Exchange or any other national securities exchange on which the Trust’s common shares are then listed, as such rules and regulations may be modified or amended from time to time, and the rules and regulations of the SEC, as such rules and regulations may be modified or amended from time to time.

Section 2.    Powers.

The Board of Trustees may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Trustees, except as prohibited by law.

Section 3.    Meetings.

Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of

Trustees may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board of Trustees shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another trustee to act in the place of such absent member.

Section 4.    Telephone Meetings.

Members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5.    Consent by Committees Without a Meeting.

Any action required or permitted to be taken at any meeting of a committee of the Board of Trustees may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.

Section 6.    Vacancies.

Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 1.    General Provisions.

The officers of the Trust shall include a President, a Secretary and a Treasurer and may include a Chairman of the Board of Trustees, a Vice Chairman of the Board of Trustees, a Chief Executive Officer, one or more Vice Presidents, a Chief Operating Officer, a Chief Financial Officer, one or more Assistant Secretaries and one or more Assistant Treasurers. In addition, the Board of Trustees may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Trust shall be elected annually by the Board of Trustees, except that the Chief Executive Officer or President may from time to time appoint one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers or other officers. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except President and Vice President may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

Section 2.    Removal and Resignation.

Any officer or agent of the Trust may be removed, with or without cause, by the Board of Trustees if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by delivering his or her resignation to the Board of Trustees, the Chairman of the Board of Trustees, the Chief Executive Officer, the President or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 3.    Vacancies.

A vacancy in any office may be filled by the Board of Trustees for the balance of the term.

Section 4.    Chief Executive Officer.

The Board of Trustees may designate a Chief Executive Officer. In the absence of such designation, the Chairman of the Board of Trustees shall be the Chief Executive Officer of the Trust. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Trust, as determined by the Board of Trustees, and for the management of the business and affairs of the Trust. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Trustees from time to time.

Section 5.    Chief Operating Officer.

The Board of Trustees may designate a Chief Operating Officer. The Chief Operating Officer shall have the responsibilities and duties as set forth by the Board of Trustees or Chief Executive Officer.

Section 6.    Chief Financial Officer.

The Board of Trustees may designate a Chief Financial Officer. The Chief Financial Officer shall have the responsibilities and duties as set forth by the Board of Trustees or Chief Executive Officer.

Section 7.    Chairman of the Board of Trustees.

The Board of Trustees shall designate a Chairman of the Board of Trustees who may be an officer of the Trust. The Board of Trustees may designate the Chairman of the Board of Trustees as an executive or non-executive chairman. The Chairman of the Board of Trustees shall preside over the meetings of the Board of Trustees. The Chairman of the Board of Trustees shall perform such other duties as may be assigned to him or her by these Bylaws or the Board of Trustees.

Section 8.    President.

In the absence of a Chief Executive Officer, the President shall in general supervise and control all of the business and affairs of the Trust. In the absence of a designation of a Chief Operating Officer by the Board of Trustees, the President shall be the Chief Operating Officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Trustees from time to time.

Section 9.    Vice Presidents.

In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to such Vice President by the Chief Executive Officer, the President or the Board of Trustees. The Board of Trustees may designate one or more Vice Presidents as Executive Vice President, Senior Vice President or as Vice President for particular areas of responsibility.

Section 10.    Secretary.

The Secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board of Trustees and committees of the Board of Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or the Board of Trustees.

Section 11.    Treasurer.

The Treasurer shall have the custody of the funds and securities of the Trust, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust, shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board of Trustees and in general perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President or the Board of Trustees. In the absence of a designation of a Chief Financial Officer by the Board of Trustees, the Treasurer shall be the Chief Financial Officer of the Trust.

The Treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, taking proper vouchers for such disbursements, and shall render to the President and Board of Trustees, at the regular meetings of the Board of Trustees or whenever it may so require, an account of all his or her transactions as Treasurer and of the financial condition of the Trust.

Section 12.    Assistant Secretaries; Assistant Treasurers.

The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the Chief Executive Officer, the President or the Board of Trustees.

Section 13.    Compensation.

The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Trustees and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a trustee.

ARTICLE VI

CONTRACTS, CHECKS AND DEPOSITS

Section 1.    Contracts.

The Board of Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Trust when duly authorized or ratified by action of the Board of Trustees and executed by an authorized person.

Section 2.    Checks and Drafts.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as shall from time to time be determined by the Board of Trustees.

Section 3.    Deposits.

All funds of the Trust not otherwise employed shall be deposited or invested from time to time to the credit of the Trust as the Board of Trustees, the Chief Executive Officer, the President, the Chief Financial Officer or any other officer designated by the Board of Trustees may determine.

ARTICLE VII

SHARES

Section 1.    Certificates.

Except as may be otherwise provided by the Board of Trustees, shareholders of the Trust are not entitled to certificates representing the shares held by them. In the event that the Trust issues shares represented by certificates, such certificates shall be in such form as prescribed by the Board of Trustees or a duly authorized officer, shall contain the statements and information required by Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (“Title 8”), if any, and shall be signed by the officers of the Trust in the manner permitted by Title 8. In the event that the Trust issues shares without certificates, to the extent then required by Title 8, the Trust shall provide to the record holders of such shares a written statement of the information required by Title 8 to be included on share certificates. There shall be no differences in the rights and obligations of shareholders based on whether or not their shares are represented by certificates.

Section 2.    Transfers.

All transfers of shares shall be made on the books of the Trust or the books of the transfer agent of the Trust, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Trustees or any officer of the Trust may prescribe and, if such shares are certificated, upon surrender to the Trust or the transfer agent of the Trust of certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust, or the transfer agent of the Trust, shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Trustees that such shares shall no longer be represented by certificates. Upon the transfer of any uncertificated shares, to the extent then required by Title 8, the Trust shall provide to the record holders of such shares a written statement of the information required by Title 8 to be included on share certificates.

The Trust shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland. Notwithstanding the foregoing, transfers of shares of any class or series will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.

Section 3.    Replacement Certificate.

Any officer of the Trust may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost, destroyed, stolen or mutilated upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such shareholder and the Board of Trustees has determined that such certificates may be issued. Unless otherwise determined by an officer of the Trust, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Trust a bond in such sums as it may direct as indemnity against any claim that may be made against the Trust.

Section 4.    Fixing of Record Date.

The Board of Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of shareholders, not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

When a record date for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.

Section 5.    Share Ledger.

The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

Section 6.    Fractional Shares; Issuance Of Units.

The Board of Trustees may authorize the Trust to issue fractional shares or authorize the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board of Trustees may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Board of Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The Board of Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 1.    Authorization.

Dividends and other distributions upon the shares of the Trust may be authorized by the Board of Trustees, subject to the provisions of law and the Declaration of Trust. Dividends and other distributions may be paid in cash, property or shares of the Trust, subject to the provisions of law and the Declaration of Trust.

Section 2.    Contingencies.

Before payment of any dividends or other distributions, there may be set aside out of any assets of the Trust available for dividends or other distributions such sum or sums as the Board of Trustees may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Trust or for such other purpose as the Board of Trustees shall determine, and the Board of Trustees may modify or abolish any such reserve.

ARTICLE X

INVESTMENT POLICIES

Subject to the provisions of the Declaration of Trust, the Board of Trustees may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as it shall deem appropriate in its sole discretion.

ARTICLE XI

SEAL

Section 1.    Seal.

The Board of Trustees may authorize the adoption of a seal by the Trust. The seal shall contain the name of the Trust and the year of its formation. The Board of Trustees may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.    Affixing Seal.

Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

ARTICLE XII

INDEMNIFICATION AND ADVANCE OF EXPENSES

To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former trustee or officer of the Trust and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a trustee or officer of the Trust and at the request of the Trust, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Declaration of Trust and these Bylaws shall vest immediately upon election of a trustee or officer. The Trust may, with the approval of its Board of Trustees, provide such indemnification and advance for expenses to an individual who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE XIII

WAIVER OF NOTICE

Whenever any notice of a meeting is required to be given pursuant to the Declaration of Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

ARTICLE XIV

AMENDMENT OF BYLAWS

The Board of Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws; provided, however, that Article XV hereof may not be amended, altered or repealed without prior shareholder approval.

ARTICLE XV

SHAREHOLDER RIGHTS PLAN

The Trust shall seek shareholder approval prior to its adoption of a Rights Plan, unless the Board of Trustees, in the exercise of its fiduciary duties, determines that, under the circumstances existing at the time, it is in the best interests of the shareholders to adopt or extend a Rights Plan without delay. If a Rights Plan is adopted or extended by the Board of Trustees without prior shareholder approval, such plan must provide that it will expire unless ratified by the shareholders within one year of adoption. For purposes of this Bylaw, the term “Rights Plan” refers generally to any plan providing for the distribution of preferred shares, rights, warrants, options or debt instruments to the shareholders of the Trust, designed to assist the Board of Trustees in responding to unsolicited takeover proposals and significant share accumulations in a manner that facilitates the exercise of the Board of Trustees’ fiduciary responsibilities to the shareholders by conferring certain rights on them upon the occurrence of a “triggering event” such as a tender offer or third party acquisition of a specified percentage of shares.

The foregoing Amended & Restated Bylaws were adopted by the Board of Trustees on August 1, 2023.

/s/ Sara H. Vogt-Lowell
Sara H. Vogt-Lowell
Chief Legal Officer and Secretary